                         Gary Brooten, (215) 973-3546


                           Immediately Upon Receipt



           CoreStates Announces Customer-Oriented Corporate Redesign,
              Outlines Anticipated Financial and Staffing Impacts;
        Reports Earnings Estimate and Expanded Stock Repurchase Program

            Philadelphia, March 29, 1995--CoreStates Financial Corp today announced a corporate redesign to restructure its banking services around customers and to give employees more authority to make decisions to benefit customers. The redesign incorporates efficiencies expected to improve earnings at the annual rate of 90 cents per share by late 1996. It will eliminate 2,800 positions by mid-1996, of which 890 will be layoffs. The company also announced projected earnings for the first quarter of 1995, a restructuring charge of $110 million and an expanded stock repurchase program.

            "We have designed a platform from which to serve our customers competitively into the 21st century," Terrence A. Larsen, chairman and chief executive officer, said of the corporate redesign. "We set out last fall to strengthen our customer focus, to speed up the culture changes already underway at CoreStates, and to improve productivity. While most of the changes will not be visible immediately, this redesign achieves all three goals in ways that should become clearly apparent over the coming 18 months to our customers, employees, communities and shareholders."

            Larsen said the redesign project, which will be implemented over the
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       next 18 months, is expected to have a positive impact of about 16 cents per share on 1995 results (excluding the restructuring charge) and to reach an annualized benefit of 90 cents per share by the fourth quarter of 1996.

            CoreStates said it expects first quarter operating earnings of 79 cents per share, compared to 68 cents a year ago. Both numbers exclude major one-time charges, and this year's number also excludes a one-time gain of eight cents per share from changes to CoreStates' investment in its Electronic Payment Services, Inc. joint venture. Adding the EPS gain and subtracting the $110 million restructuring charge, which is equal to 49 cents per share, CoreStates' estimated net income for the quarter is 38 cents per share.

            Larsen said CoreStates' directors have authorized an expansion of its stock repurchase program from a maximum of 2% of outstanding shares to 5% per year, excluding purchases for benefit and incentive programs and the dividend reinvestment plan.

            Changes in Process and Structure

            The seven-month redesign process was called BEST, for Building Exceptional Service Together. It was led by CoreStates' five-member Office of the Chairman, advised by the firm Aston Limited Partners of New York.

            Its outcomes will include changes in the organizational structure and processes CoreStates uses to serve its key markets. Parallel changes will make corporate support structures and processes more responsive to the needs of the individuals and teams who serve customers directly, Larsen said.

            The changes involve a realignment and flattening of the top ranks of managers reporting to the four individuals who, with Larsen, make up the Office of the Chairman. (See attachments for organizational details.)

            Banking Businesses
            In the new banking structure reporting to Rosemarie B. Greco, president and chief executive officer of CoreStates Bank, delivery channels as

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       well as products will be tailored to the needs of customer groupings --
       geographic, demographic or industry-specific.

            CoreStates will organize most of its customer interactions by four geographic markets, each headed by a market president with full responsibility within the market geography for satisfying all individual customers and all business customers with annual sales up to $250 million. Over time branch offices within each market will be reconfigured in a version of what is known in the industry as the "hub and spoke" model, with large full service branch offices surrounded by more narrowly focused satellite offices.

            All offices, even the smaller ones, will be staffed to address needs and opportunities reflected in localized demographics and economics; where the market requires specialized skills or delivery methods, they will be placed in the market. The BEST process resulted in adoption of more than 100 ideas to streamline branch office procedures so that staff can spend more time with customers and out in the communities.

            "The resources needed for decision making in a local marketplace will be available there," said Greco. "This will enhance the local autonomy that has served us well in our markets. There should be no need to go to Philadelphia for decisions on customer needs in Harrisburg or West Chester or New Brunswick."

            The geographic market structures will be supported by customer segment teams focusing on common needs, across CoreStates' entire geography, of distinct segments among consumers and businesses. These teams will carry out market research and product development functions for the segments and provide support to help the market presidents serve each segment.

            As part of branch reconfiguration, 37 of CoreStates' 371 domestic branch offices are expected to be closed over the next year. CoreStates said that as details are firmed up, customers will be informed of nearby branches to which

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       their accounts will be moved, and appropriate public announcements will be made. As in previous branch consolidations, CoreStates said it expects to offer jobs to employees of the affected branches.

            Teams serving large corporations and specific industry segments will continue to be based in Philadelphia, but will also support the market presidents where their particular expertise is relevant. CoreStates' substantial global correspondent banking business remains in Philadelphia and New York, and its investment banking businesses will be consolidated and managed from Philadelphia.

            Third-Party Processing Businesses

            Completing a process that had begun before BEST, all of the third-party processing businesses will be combined under a single management team led by Robert N. Gilmore, chief technology and processing services officer. These include Transys (check processing), CashFlex (remittance processing) and Synapsys (credit card-related processing). They are under an umbrella organization, QuestPoint, which will provide common product development, marketing and technology functions. These businesses primarily address the specialized processing needs of financial institutions as they disaggregate their processing functions and outsource many of them.

            Larsen said CoreStates' commitment to building these businesses is unchanged by the BEST process.
            Technology support activities that report to Gilmore also have been restructured for better focus on customer needs.

            Staff and Support Functions
            The support staff functions reporting to Charles L. Coltman III, president and chief operating officer of the corporation, are being significantly reorganized to group similar functions together and to reduce

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       bureaucracy and unnecessary paperwork. One idea in the BEST process identified internal reports that can be eliminated, saving $500,000 a year in paper costs alone.

            "BEST has enhanced our employees' focus on serving the customer. Our support services are being redesigned to help them do it," said Coltman. All of the major risk management functions -- for credit, interest rate, compliance and operational risks -- are being grouped together under Charles P. Connolly, Jr., senior executive vice president responsible for risk management. Changes will include a strengthening of the core credit review process. Risk management expertise will continue to be available in the markets to support local decision making.

            "We've found ways to reduce red tape and paper substantially without fundamentally altering our risk profile or changing our practice of aggressively managing risks," said Connolly.

            Automation

            A major theme of the BEST ideas and decisions was increased use of technology to improve customer service, to become more cost-efficient and to empower employees. "We've made a major commitment to build further on our long-standing use of technology as a competitive tool," said Larsen.

            "Most of our ideas for automation came from people who are very close to customers," he said. "There were many relatively small ideas that made great sense, and that will give us quick results."

            Larsen said the BEST process generated more than 6,000 ideas from employees, customers and directors, of which more than 3,500 ideas are being implemented over the next 18 months.

            "The people of CoreStates worked very hard and achieved a great deal in this project," Larsen said. "They sustained their regular work and the company's strong financial performance. Many actually increased their calling

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       on customers. They consolidated two bank acquisitions. And they contributed long hours to BEST -- knowing that their own jobs would be placed at risk in the process.

            "I can't say enough about the quality of the effort that our people have put into this process -- the people who are staying in the redesigned CoreStates and the people who are leaving."

            Job Reductions

            The process will result in a total reduction of 2,800 positions, or 2,600 in full-time equivalents. That reduction represents about 19% of the 14,000 full time-equivalent employment at CoreStates, though with only 890 anticipated layoffs. The breakdown of the 2,800 total is as follows:

            450 vacancies resulting from hiring freeze since September; 930 chose enhanced separation package;
            530 vacancies expected from attrition;
            890 actual layoffs.

            "It is sad to say goodbye to so many colleagues and friends, and the layoffs especially are the most unhappy aspect of this process," said Larsen. "But it is a reflection on the tough realities of being in the banking business in the 1990s, and not on the individuals.

            "Our collective action will result in a much stronger and better company, with benefits to our stakeholders. We will have strengthened our competitive position and thereby greatly reduced the prospect of future pressures that could put even greater numbers of jobs in jeopardy. We can look forward with confidence that we will be able to serve our customers, support our communities and reward our shareholders and employees more effectively and efficiently well into the future."

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                           SUMMARY OF FINANCIAL DATA

          Estimated First Quarter Earnings - Per Share

          Operating Earnings                                $ .79

          Electronic Payment Services, Inc.
          Affiliate Transaction Gain                          .08

          BEST Restructuring Charge                          (.49)

          Net Income                                        $ .38
                                                            =====



          Summary of BEST Impact
          (in millions)

          Net Expense Savings*                               $180

          Revenue Enhancements*                                30
                                                             ----

          Annual Pre-Tax Impact*                             $210
                                                             ====

          One-Time Restructuring Charge                      $110
                                                             ====

          *These are annual rates that are expected to be reached by the fourth quarter of 1996.


          Summary of Head Count Reductions

          Sources of Eliminations
             Hiring Freeze                                    450

             Chose Enhanced Separation Package                930

             Planned Attrition                                530

             Layoffs                                          890
                                                              ---

               Total Positions Eliminated                   2,800
                                                            =====

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